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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2000

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-27416 (Commission File Number)	41-1693295 (IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota (Address of Principal Executive Offices)	56308 (Zip Code)

(320) 762-2000
Registrant's Telephone Number, Including Area Code

Former Name or Former Address, if Changed Since Last Report

    The only purpose of this amendment is to file certain financial statements and exhibits required by Item 7 to the Registrant's Current Report on Form 8-K dated April 1, 2000.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ RICHARD P. EKSTRAND Richard P. Ekstrand President and Chief Executive Officer
Date: June 13, 2000

Item 7. Financial Statements and Exhibits

    The following financial statements and pro forma financial information are filed as part of this Report:

  (a)
  Financial Statements of Businesses Acquired

  (b)
  Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999	30
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet	31
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999	35
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations	36

(c)  Exhibits

*2.1(a)	Asset Purchase Agreement among Triton Cellular Partners, L.P. and Rural Cellular Corporation ("RCC") as of November 8, 1999
**4.1(a)	Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.
**4.1(b)	First Amendment to Recapitalization Agreement dated December 6, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.
**4.1(c)	Second Amendment to Recapitalization Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.
**4.1(d)	Registration Rights Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.
**4.1(e)
Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, and Restrictions of Class T Convertible Preferred Stock of Rural Cellular Corporation
**4.2(a)
Preferred Stock Purchase Agreement dated April 3, 2000 among Rural Cellular Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, Boston Ventures Limited Partnership V and Toronto Dominion Investments, Inc. (collectively "Class M Investors")
**4.2(b)
Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class M Redeemable Voting Convertible Preferred Stock of Rural Cellular Corporation
**4.2(c)	Registration Rights Agreement dated April 3, 2000 among Rural Cellular Corporation and Class M Investors
10.1(a)
Second Amended and Restated Loan Agreement dated April 3, 2000 among Rural Cellular Corporation and certain financial institutions and Toronto Dominion (Texas), Inc. as administrative agent, including:
Exhibit A—Form of Second Amended and Restated Borrower Pledge
Agreement
Exhibit E—Form of Revolving Loan Note
Exhibit F—Form of Second Amended and Restated Security Agreement
Exhibit G—Form of Subsidiary Guaranty
Exhibit H—Form of Subsidiary Pledge Agreement
Exhibit I—Form of Subsidiary Security Agreement
Exhibit J—Form of Term Loan A Note
Exhibit K—Form of Term Loan B Note
Exhibit L—Form of Term Loan C Note
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Arthur Andersen LLP

*
Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended September 30, 1999 (SEC No. 000-27416), filed November 15, 1999, and incorporated herein by reference

**
Filed as an exhibit to Registrant's Report on Form 8-K dated April 1, 2000 filed on April 14, 2000 (SEC No. 000-27416), and incorporated herein by reference.

Report of Independent Public Accountants

To Triton Cellular Partners, L.P.:

    We have audited the accompanying consolidated balance sheets of Triton Cellular Partners, L.P. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, partners' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triton Cellular Partners, L.P. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                      ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania,
February 16, 2000

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31,

(In Thousands)

	1999	1998
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$3,890
Accounts receivable, less allowance of $2,936 and $1,608	21,343	12,646
Inventories	4,706	1,282
Other current assets	1,230	3,131

Total current assets	27,279	20,949
PROPERTY AND EQUIPMENT, less accumulated depreciation of $16,696 and $3,736	89,953	48,822
LICENSES AND OTHER INTANGIBLE ASSETS, less accumulated amortization of $46,774 and $13,882	467,685	280,911

Total assets	$584,917	$350,682

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Borrowings under line of credit	$5,000	$—
Accounts payable	5,464	1,021
Accrued expenses	7,956	7,433
Accrued interest	2,364	5,067
Due to related parties, net	1,053	951
Income tax payable	5,582	—
Advance billings and customer deposits	1,963	1,658

Total current liabilities	29,382	16,130
LONG-TERM DEBT	451,494	261,500
DEFERRED COMPENSATION	57,631	—
DEFERRED GAIN ON SWAP TRANSACTION	4,345	—
DEFERRED INCOME TAXES	1,546	6,231

Total liabilities	544,398	283,861
COMMITMENTS AND CONTINGENCIES (Note 12)
PARTNERS' EQUITY:
Partners' contributions	125,971	78,877
Accumulated deficit	(85,452)	(12,056)

Total partners' equity	40,519	66,821

Total liabilities and partners' equity	$584,917	$350,682

The accompanying notes are an integral part of these consolidated balance sheets.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31,

(In Thousands)

	1999	1998
REVENUES:
Service	$84,509	$31,464
Roamer	51,906	14,208
Equipment	7,176	2,605

Total revenues	143,591	48,277

OPERATING EXPENSES:
Network costs	17,389	7,210
Cost of equipment sales	11,268	3,650
Sales and marketing	20,523	6,633
General and administrative	26,657	11,208
Deferred compensation	57,631	—
Depreciation and amortization	45,855	17,950
Nonrecurring cost	2,260	—

Total operating expenses	181,583	46,651

OPERATING INCOME (LOSS)	(37,992)	1,626
INTEREST EXPENSE, net of interest income of $262 and $483	35,137	13,797

LOSS BEFORE INCOME TAXES	(73,129)	(12,171)
INCOME TAX PROVISION (BENEFIT)	267	(115)

Net loss	$(73,396)	$(12,056)

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Partners' Equity

(In Thousands)

	Partners' Contributions	Accumulated Deficit	Total
Balance at December 31, 1997	$—	$—	$—
Partners' contributions	79,384	—	79,384
Costs related to capital contributions	(486)	—	(486)
Return of contribution	(21)	—	(21)
Net loss	—	(12,056)	(12,056)

Balance at December 31, 1998	78,877	(12,056)	66,821
Partners' contributions	47,148	—	47,148
Costs related to capital contributions	(54)	—	(54)
Net loss	—	(73,396)	(73,396)

Balance at December 31, 1999	$125,971	$(85,452)	$40,519

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

(In Thousands)

	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(73,396)	$(12,056)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	45,855	17,950
Deferred income taxes	(4,687)	(115)
Provision for bad debts	3,008	1,061
Deferred compensation	57,631	—
Accreted interest on seller notes	744	—
Change in other operating elements:
Accounts receivable	(7,731)	(5,565)
Inventories	(2,585)	(34)
Other current assets	2,102	(2,933)
Accounts payable	2,869	(3,009)
Accrued expenses	(2,578)	10,215
Income tax payable	5,582	—
Other current liabilities	56	657

Net cash provided by operating activities	26,870	6,171

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(26,050)	(4,277)
Acquisitions, net of cash acquired	(218,390)	(314,014)

Net cash used in investing activities	(244,440)	(318,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	168,000	253,000
Financing costs	(5,859)	(4,346)
Deferred gain on swap transaction	4,345	—
Capital contributions from partners, net	47,094	66,436
Return of capital contribution	—	(21)
Advances from related parties, net	103	951
Other	(3)	(10)

Net cash provided by financing activities	213,680	316,010

Net increase (decrease) in cash and cash equivalents	(3,890)	3,890
CASH AND CASH EQUIVALENTS, beginning of year	3,890	—

CASH AND CASH EQUIVALENTS, end of year	$—	$3,890

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 1999 and 1998

1. Organization and Nature of the Business:

    Triton Cellular Partners, L.P. was formed on December 3, 1997 by Triton Cellular, Inc., the general partner of the partnership, and commenced operations during 1998. Triton Cellular Partners, L.P. and its subsidiaries ("Triton" or "the Company") provide cellular communication services in Washington, Oregon, Kansas, Alabama and Mississippi. The Company operates under licenses granted by the Federal Communications Commission (the FCC). The Company's operations are subject to the applicable rules and regulations of the FCC.

2. Summary of Significant Accounting Policies:

Principles of Consolidation

    The consolidated financial statements of the Company include the accounts of Triton Cellular Partners, L.P. and its wholly owned subsidiaries. All significant intercompany accounts and balances have been eliminated in consolidation.

Cash and Cash Equivalents

    Cash and cash equivalents includes cash on hand, demand deposits and short-term investments with original maturities of three months or less.

Inventories

    Inventories, consisting primarily of wireless handsets and accessories held for resale, are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property and Equipment

    Property and equipment are recorded at cost. Additions, improvements or major renewals are capitalized, while expenditures that do not enhance or extend the asset's useful life are charged to operating expenses as incurred. In connection with network construction-related activities, the Company capitalizes salaries of the Company's engineering employees responsible for the design and construction. Depreciation is calculated based on the straight-line method over the estimated useful lives of the respective assets as follows:

Network infrastructure and equipment	7 years
Office furniture, fixtures and equipment	5 years
Leasehold improvements	5 years or life of lease, if shorter
Automobiles	5 years
Computer equipment and software	3 years
Buildings	40 years

Licenses and Other Intangible Assets

    Licenses primarily consist of the cost of cellular licenses acquired through acquisitions. Other intangibles, resulting primarily from acquisitions, include the value assigned to covenants not to compete, subscriber lists and goodwill. License costs are amortized over a period of 40 years using the straight-line method. Goodwill is amortized over periods ranging from 20 to 40 years using the straight-line method.

Covenants not to compete are amortized using the straight-line method over the covenant period, and customer lists are amortized using the straight-line method over the estimated average customer life.

Deferred Costs (In thousands)

    Deferred costs consist primarily of fees incurred to secure credit facilities. Deferred financing costs are being amortized over 8 1/2 years, the term of the debt. Amortization expenses of $1,086 and $489 were recorded in 1999 and 1998, respectively.

Long-Lived Assets

    The Company periodically evaluates the value of all long-lived assets to determine if events have occurred that indicate that the remaining estimated useful lives of these assets may warrant revision, or whether the remaining balance may not be recoverable. If asset recovery is in question, the Company uses an estimate of future net cash flows over the remaining useful lives of the long-lived assets to measure recoverability.

Revenue Recognition

    The Company earns revenue by providing cellular and paging services to customers of the Company and of other cellular carriers traveling (roaming) in the Company's service area and from sales of cellular and paging equipment and accessories. Service revenue consists of the base monthly service fee and airtime revenue. Base monthly service fees are primarily billed one month in advance and are recognized in the month earned. Airtime revenue is recognized when service is provided. Roamer revenue consists of the fees charged to other cellular carriers' customers for roaming in the Company's service area as well as related airtime revenue for use of the Company's cellular network. Roamer revenue is recognized when the service is rendered. The Company recognizes other service revenues from equipment installations and connection fees when earned.

Income Taxes

    As a partnership, the Company and a majority of its subsidiaries are not subject to income taxes. However, income taxes applicable to Mississippi-34 Cellular Corporation (Mississippi-34), which is a C corporation, are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate that value, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

    The carrying amounts and fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):

	Carrying Amount		Estimated Fair Value
	1999	1998	1999	1998
Financial Asset
Cash	$—	$3,890	$—	$3,890
Accounts receivable, net	21,343	12,646	21,343	12,646
Financial Liabilities
$500 million credit facility	421,000	253,000	421,000	253,000
Notes held by sellers (see Note 3)	28,994	2,000	28,994	2,000
Purchase option payable	6,500	6,500	6,500	6,500
Other Financial Instruments
$50 million JP Morgan interest rate swap agreement	—	—	—	(1,538)
$75 million PNC interest rate swap agreement	—	—	—	325
$50 million First Union interest rate swap agreement	—	—	—	518
$215 million First Union interest rate cap agreement	15	—	15	—

Reclassifications

    Certain 1998 amounts in the accompanying consolidated financial statements have been reclassified to conform to the 1999 presentation. These reclassifications had no effect on consolidated net loss or total partners' equity as previously reported.

Customer Acquisition Costs

    Costs to acquire customers are charged to expense when incurred. Also, the Company charges advertising costs to expense when the advertisement occurs.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business and Credit Concentrations

    The Company's cellular customers are geographically located in Washington, Oregon, Kansas, Alabama and Mississippi. Revenues from one roaming partner represent approximately 18% and 10% of the Company's consolidated revenues for the years ended December 31, 1999 and 1998, respectively.

New Accounting Pronouncements

    The Company adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. The adoption of this statement had no impact on the Company's financial statements.

    The Company adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities," effective January 1, 1998. This statement requires that the costs of start-up activities, including organization costs, be expensed as incurred. The adoption did not have a material effect on the Company's financial position or results of operations.

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 is effective for the Company beginning January 1, 2001. The Company is evaluating the impact of the implementation of this accounting standard.

    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," to provide guidance on the recognition, presentation and disclosure of revenue in the financial statements. The Company is in the process of assessing the impact of SAB No. 101 on its financial statements.

3. Acquisitions:

    During 1999 and 1998, the Company acquired six businesses for an aggregate purchase price of $563.0 million, consisting of approximately $515.8 million in cash, $34.8 million in debt and $12.4 million in limited partnership interest.

Point Telesystems, Inc.

    Effective January 16, 1998, the Company acquired the cellular telephone license, operations and related assets of Point Telesystems, Inc. (Point), an independent provider of wireless communication services in Oregon, for approximately $77.7 million in cash. Point provided cellular service to western Oregon RSA 4, a 3,946 square-mile service area that encompasses 234,800 POPs. The Company entered into an option agreement (the Option) for consideration of $1.5 million, paid at the closing, which entitles the Company to acquire certain cell sites in the future for $6.5 million. The Option expires February 28, 2003. Since the Company expects to exercise the Option after January 1, 2001 and prior to its expiration, the total cost of $8.0 million has been included in the purchase price and the unpaid portion of $6.5 million has been reflected in the accompanying consolidated balance sheets as long-term debt. The Company has entered into an agreement to utilize the assets covered by the Option for the period prior to exercising the Option. The ongoing payments pursuant to this agreement have been reflected as interest expense in the accompanying consolidated statements of operations. The average effective interest rate over the term of the Option is 5.5%.

Columbia River Cellular Partners, L.P.

    Effective April 16, 1998, the Company acquired the cellular telephone licenses, operations and related assets of Columbia River Cellular Partners, L.P. (Columbia), an independent provider of wireless communication services in Washington, for approximately $34.6 million, consisting of $22.2 million in cash and a partnership interest in the Company valued at $12.4 million. Columbia provided cellular service to Washington RSAs 2 and 3, a 16,494 square-mile service area that encompasses 198,200 POPs.

U.S. Unwired, Inc.

    Effective July 1, 1998, the Company acquired the western Kansas (Kansas RSAs 1, 2, 6, 7, 11, 12 and 13) and Mississippi/Alabama (Alabama RSAs 3 and 4, Mississippi RSA 1) cellular telephone licenses, operations and related assets from U.S. Unwired, Inc. (U.S. Unwired), an independent provider of wireless communication services, for approximately $149.9 million in cash. These licenses allow the Company to provide cellular service to a 54,773 square-mile service area that encompasses 769,800 POPs.

    Effective July 1, 1998, the Company acquired the outstanding stock of Mississippi-34 from U.S. Unwired and Bailey Cable & Wireless, Inc. for approximately $22.3 million in cash. Mississippi-34 provides cellular service to Mississippi RSAs 3 and 4, a 7,435 square-mile service area that encompasses 287,800 POPs.

AAT RSA Company Limited Partnership

    Effective August 7, 1998, the Company acquired the cellular telephone license, operations and related assets of AAT RSA Company Limited Partnership (AAT RSA), an independent provider of wireless communication services in Alabama, for approximately $39.9 million, consisting of $37.9 million in cash and a 10% junior subordinated promissory note in the amount of $2.0 million payable on August 7, 2003. AAT RSA provided cellular service to Alabama RSA 7, a 4,372 square-mile service area that encompasses 170,800 POPs.

BMCT, L.P.

    Effective February 1, 1999, the Company acquired the Oregon and Washington cellular telephone licenses, operations and related assets of BMCT, L.P., an independent provider of wireless communications to portions of both Washington and Oregon, for approximately $208.2 million, consisting of $203.2 million in cash and a 10% junior subordinated promissory note in the amount of $5.0 million payable on February 1, 2009. BMCT, L.P. provided cellular service to Oregon RSAs 3 and 6 and Washington RSA 8, a 60,280 square-mile service area that encompasses 486,100 POPs.

Cranford Cellular Communications, L.L.C.

    Effective June 15, 1999, the Company acquired the Alabama RSA 5 license from Cranford Cellular Communications, L.L.C. (Cranford) for approximately $22.3 million, consisting of $1.0 million in cash and a 9% promissory note in the amount of $21.3 million payable on the later of 1) January 2, 2000 or 2) the date that is 60 days after the date that the FCC permit order shall become a final order. Based upon all the facts that management currently has, the Company believes that it is probable that the FCC final order will not be issued within the next year. Therefore, the payable of $21.3 million has been classified as long-term debt in the accompanying balance sheets. The acquired license covers a 4,479 square-mile service area that encompasses 215,400 POPs.

    All of the above acquisitions have been accounted for under the purchase method of accounting with the excess of the purchase price over estimated fair value of net tangible assets being allocated to licenses, goodwill, customer lists and covenants not to compete; accordingly, operating results have been included from the date of acquisition. The purchase price allocations have been completed on a preliminary basis, subject to adjustment should new or additional facts about the businesses become known. The following unaudited pro forma information presents the consolidated results of operations as if all of the above acquisitions had occurred as of January 1, 1998. This summary is not necessarily indicative of what the results of operations of the Company and the acquired entities would have been if they had been a single entity during such period, nor does it purport to represent results of operations for any future periods.

	For the Years Ended December 31,
	1999	1998
	(In thousands)
Total revenues	$147,114	$109,237
Operating loss	(37,601)	(1,063)
Net loss	(77,962)	(27,458)

4. Property and Equipment (In Thousands):

    The Company's property and equipment as of December 31, 1999 and 1998 consisted of the following:

	1999	1998
Network infrastructure and equipment	$93,920	$48,855
Office furniture, fixtures and other equipment	12,729	3,703

	106,649	52,558
Less—Accumulated depreciation	(16,696)	(3,736)

Property and equipment, net	$89,953	$48,822

    Depreciation expense was $12,963 and $4,068 for the years ended December 31, 1999 and 1998, respectively.

5. Licenses and Other Intangible Assets (In Thousands):

    The Company's intangible assets as of December 31 consisted of the following:

	1999	1998	Useful Lives
Licenses	$287,772	$140,053	40 years
Goodwill	144,443	110,399	20-40 years
Customer lists	52,698	25,458	4 years
Covenants not to compete	19,250	14,500	2-3 years
Bank financing	10,296	4,383	8.5 years

	514,459	294,793
Less—Accumulated amortization	(46,774)	(13,882)

Other assets, net	$467,685	$280,911

    Amortization expense was $32,892 and $13,882 for the years ended December 31, 1999 and 1998, respectively.

6. Long-Term Debt:

    The Company's long-term debt consisted of the following as of December 31 (in thousands):

	1999	1998
Credit facility	$421,000	$253,000
Note payable to AAT RSA (see Note 3)	2,288	2,000
Note payable to BMCT, L.P. (see Note 3)	5,456	—
Note payable to Cranford (see Note 3)	21,250	—
Purchase option payable to Point (see Note 3)	6,500	6,500

	456,494	261,500
Less—Borrowings under line of credit	(5,000)	—

Total long-term debt	$451,494	$261,500

    The Company has a credit facility agreement (the Credit Facility) with a group of commercial banks. The Credit Facility provides for 1) a $100 million revolving credit facility (the Revolver), 2) a $270 million term loan facility (Term Loan A) and 3) a $130 million term loan facility (Term Loan B).

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 1999 and 1998

6. Long-Term Debt: (Continued)

    At the Company's discretion, advances under the Credit Facility bear interest at either the London Interbank Offered Rate (LIBOR) plus margin or the administrative agent's prime rate plus margin. The margin for the Revolver and Term Loan A is determined by the Company's leverage ratio and ranges between 1.5% and 2.75% for LIBOR advances and .5% and 1.75% for prime rate advances. With respect to Term Loan B, the margin is 3.25% for LIBOR advances and 2.25% for prime rate advances. The loan agreement requires an annual commitment fee of between .375% and .5% of the unused portion of the Revolver, depending on the Company's leverage ratio. Commitment fee payments are made quarterly.

    The commitment to make advances under the Revolver reduces each quarter beginning on September 30, 2001 and continuing through maturity on June 30, 2007. Balances outstanding under the term loans are required to be repaid in quarterly installments beginning on September 30, 2001 (Term Loan A) and September 30, 2002 (Term Loan B) and continuing through maturity on June 30, 2007 (Term Loan A) and December 31, 2007 (Term Loan B).

    The Credit Facility contains certain standard and customary covenants which, among other things, require the maintenance of certain financial ratios (including the ratio of indebtedness to annualized operating cash flow and the ratio of annualized operating cash flow to interest expense), the hedging of interest rate risk exposure, restrictions on partnership distributions and limitations on the sale of assets. During the periods presented, the Company was in compliance with all such covenants.

    The Credit Facility is collateralized by substantially all of the assets of the Company and a pledge of substantially all of the ownership interests in the Company. The weighted average interest rates for amounts outstanding under the Credit Facility were 8.63% and 7.79% at December 31, 1999 and 1998, respectively.

    Scheduled principal payments under the Credit Facility are as follows (in thousands):

2000	$5,000
2001	13,500
2002	27,650
2003	32,350
2004 and thereafter	342,500

$421,000

    In June 1999, the Company established a $5.0 million demand discretionary line of credit (the Swing Line) as a sublimit under the Revolver with a lender under the Credit Facility. The Swing Line borrowing rate is negotiated daily based upon 1) the federal funds rate, plus 2) the applicable margin for Eurodollar advances, minus 3) the commitment fee rate. The amount outstanding under the line of credit as of December 31, 1999 was $5.0 million.

7. Partners' Equity:

    Limited and general partners' capital contributions are recorded when received. Total committed capital of the limited partners at December 31, 1999 and 1998 was $157.7 million and $155.1 million, respectively, of which $126.3 million and $79.3 million, respectively, has been called and received. In addition, total committed capital of the general partner at December 31, 1999 and 1998 was $215,000 and $165,000, respectively, of which $215,000 and $67,000, respectively, has been called and received. The Partnership Agreement provides for the following classes of limited partnership interest: Class A, Special Class A, Class B, Special Class B and Classes C, D, E, F and G.

    In general, the general partner is vested with the right to operate, manage, control and make all decisions affecting the affairs of the Company's business, except those which would be unlawful, in breach of its fiduciary responsibility to the limited partners or inconsistent with the Partnership Agreement. The Company has established an advisory committee comprised of three representatives of the Class A limited partners and two members of the general partner. The general partner must receive approval from the advisory committee for significant actions including, but not limited to, acquisition of investments; sale, exchange or disposition of any investment; any capital call or distribution of cash or securities; any borrowings, loans or guarantees by the partnership; admission of additional partners; and determinations of fair value.

    Net profits and losses, both realized and unrealized, are allocated to the limited partners and general partner as prescribed in the Partnership Agreement. Accumulated deficit allocated to the limited partners at December 31, 1999 and 1998 was $85.3 million and $12.0 million, respectively. In addition, accumulated deficit allocated to the general partners at December 31, 1999 and 1998 was $130,000 and $11,000, respectively. As set out in the Partnership Agreement, the general partner has the discretion to determine amounts available for distribution, subject to the approval of the advisory committee. However, proceeds from disposition of an investment (less reasonable reserves established by the general partner) must be distributed within 60 days of the disposition.

    Costs related to capital contributions consist primarily of legal fees and expenses incurred in connection with the offering of limited partnership interests and the Partnership Agreement. These costs are presented in the accompanying financial statements as a reduction of total partners' equity.

8. Deferred Compensation:

    During 1999 and 1998, the Company granted performance incentive awards to certain officers and key employees in the form of Class D, E and G limited partnership interests. Class F limited partnership interests have not been issued; however, the Company expects to issue such interests prior to the consummation of the transaction described in Note 15. These performance awards vest over four years from date of issuance or 100% upon change of control. The performance awards entitle the holder to participate in the appreciation of the Company's value as defined in the limited partnership agreement. Deferred compensation expense for the performance awards is being recognized based upon a four-year vesting schedule as defined in the limited partnership agreement and the estimated value of the performance rewards at the end of the applicable period. Compensation expense was $57.6 million and $0 for the years ended December 31, 1999 and 1998, respectively.

    The unvested portion of the performance awards of approximately $37.2 million will continue to be recognized based upon a four-year vesting schedule until the consummation of the transaction discussed in Note 15, at which time vesting will be accelerated to 100%.

9. Income Taxes:

    Provision (benefit) for income taxes for the years ended December 31 was as follows (in thousands):

	1999	1998
Federal income taxes:
Current	$4,276	$—
Deferred	(4,051)	(100)

	225	(100)

State income taxes:
Current	676	—
Deferred	(634)	(15)

	42	(15)

Total income tax provision (benefit)	$267	$(115)

    The income tax effect of the items that create deferred tax assets and liabilities as of December 31 are as follows (in thousands):

	1999	1998
Deferred tax assets:
Nondeductible accrued liabilities	$184	$123
Net operating loss carryforward	—	2,156

Net deferred tax assets	184	2,279

Deferred tax liabilities:
Intangible assets	1,287	8,197
Fixed assets	443	313

Deferred tax liabilities	1,730	8,510

Net deferred tax liabilities	$1,546	$6,231

    The Company's income tax provision, relating to Mississippi-34, was computed based on the federal statutory rate and the average state statutory rates, net of the related federal benefit. During 1999, Mississippi-34 distributed its FCC licenses to a wholly owned subsidiary, a limited liability company, of the Company. For book purposes, the transfer of FCC licenses was recorded at net book value. This transaction was a taxable event resulting in an income tax provision of approximately $267 million and an income tax payable of approximately $5.6 million.

    The Company recorded a deferred tax liability of $6.3 million when it acquired all of the outstanding stock of Mississippi-34. This represents the tax effect of temporary differences arising from the excess of the financial statement basis of the net assets acquired over the tax basis carried over from the predecessor.

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities and tax planning strategies in making this assessment. Based upon the assessment, management believes it is more likely than not that the Company will realize the benefits of the deferred tax assets at December 31, 1999.

10. Financial Instruments:

    The Company entered into interest rate protection agreements to lock in interest rates on a portion of its variable rate debt. The Company does not use these agreements for trading or other speculative purposes. Although these agreements are subject to fluctuations in value, they are generally offset by fluctuations in the value of the underlying instrument or anticipated transaction.

    Under each interest rate swap agreement, the Company pays the difference between LIBOR and the fixed rate if LIBOR exceeds the fixed rate. Income and expense associated with the transactions are recognized over periods prescribed by the contracts.

    In December 1999, the Company terminated these interest rate swap agreements and realized a gain of $4.4 million. This gain was deferred and will be recognized over the remaining life of the debt. As of December 31, 1999, $48,000 of the gain had been recognized as a reduction of interest expense.

    As of December 31, 1999, the Company has an interest rate cap agreement that entitles the Company to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate of 9%, as stated in the agreements.

11. Related-Party Transactions:

    The Company is affiliated with Triton PCS, Inc. and Triton Management Company, Inc. by certain common ownership and management overlap. Certain costs are incurred and paid by these related parties on behalf of the Company and are subsequently reimbursed. Such costs totaled $1.5 million and $482,000 for the years ended December 31, 1999 and 1998, respectively. In addition, under an agreement between the Company and Triton Management Company, Inc., management services rendered are charged to the Company. Such amounts totaled $540,000 and $469,000 for the years ended December 31, 1999 and 1998, respectively. The outstanding balance due to these related parties at December 31, 1999 and 1998 were $1.1 million and $951,000, respectively.

12. Commitments and Contingencies:

    The Company has entered into various leases for its offices, land for cell sites, cell sites, and furniture and equipment under operating leases expiring through December 31, 2010. As of December 31, 1999, the estimated future minimum rental payments under these lease agreements having an initial or remaining term in excess of one year were as follows (in thousands):

2000	$2,399
2001	2,187
2002	1,983
2003	1,881
2004	1,130
Thereafter	1,982

$11,562

     Rent expense under operating leases was $2.2 million and $.9 million for the years ended December 31, 1999 and 1998.

Legal and Regulatory Matters

    The Company is subject to various legal and regulatory matters arising in the normal course of business. Management does not believe any of these matters will have a significant effect on the Company and its financial position or results of operations.

13. 401(k) Savings Plan (In Thousands):

    The Company sponsors a 401(k) savings plan which permits employees to make contributions to the savings plan on a pretax salary reduction basis in accordance with the Internal Revenue Code. Substantially all full-time employees are eligible to participate in the next quarterly open enrollment after 90 days of service. The Company matches a portion of the voluntary employee contributions. The cost of the savings plan charged to expense was $431 and $50 for the years ended December 31, 1999 and 1998, respectively.

14. Supplemental Cash Flow Information (In Thousands):

	December 31, 1999	December 31, 1998
Cash paid during the year for interest	$38,305	$9,046
Cash paid during the year for income taxes	29	—
Noncash investing and financing activities:
Value of partnership interest exchanged for assets acquired	—	(12,462)
Liabilities assumed	(28,742)	(15,762)

15. Pending Sale of Cellular Operations:

    On November 8, 1999, the Company entered into a purchase and sale agreement (the Agreement) with an unrelated third party for the sale of the Company's cellular operations. The Agreement provides that substantially all of the assets of the Company will be sold to the buyer for a purchase price of approximately $1.24 billion, subject to potential adjustments for working capital as defined in the Agreement. The sale is expected to be consummated in the spring of 2000.

Report of Independent Public Accountants

To Point Telesystems, Inc.:

    We have audited the accompanying Statements of operations and retained earnings and cash flows of Point Telesystems, Inc. for the period from January 1, 1998 to January 15, 1998 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and cash flows of Point Telesystems, Inc. for the period from January 1, 1998 to January 15, 1998 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                      ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
December 10, 1999

POINT TELESYSTEMS, INC.

Statements of Operations and Retained Earnings

	Period From January 1, 1998 to January 15, 1998	Year Ended December 31, 1997
REVENUE:
Service	$556,478	$12,792,723
Roamer	341,943	4,801,757
Equipment	65,664	981,093

Total revenue	964,085	18,575,573

OPERATING EXPENSES:
Network costs	280,087	3,662,273
Cost of equipment sales	73,183	1,370,629
Selling, general and administrative	620,897	6,337,281
Depreciation and amortization	46,026	983,615

Total operating expenses	1,020,193	12,353,798

OPERATING INCOME (LOSS)	(56,108)	6,221,775
OTHER INCOME (EXPENSES):
Interest expense	(130)	(686,808)
Interest income	8,647	666,068

	8,517	(20,740)

Net income (loss)	(47,591)	6,201,035
DISTRIBUTIONS TO STOCKHOLDERS	(300,000)	(5,397,722)
RETAINED EARNINGS, beginning of period	3,039,603	2,236,290

RETAINED EARNINGS, end of period	$2,692,012	$3,039,603

The accompanying notes are an integral part of these consolidated financial statements.

POINT TELESYSTEMS, INC.

Statements of Cash Flows

	Period from January 1, 1998 to January 15, 1998	Year Ended December 31, 1997
OPERATING ACTIVITIES:
Net income (loss)	$(47,591)	$6,201,035
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	46,026	983,615
Change in other operating elements:
Trade receivables	227,530	26,502
Inventories	12,550	(29,801)
Prepaids	2,828	(9,760)
Accounts payable	(579,774)	363,559
Bank overdraft	328,826	—
Customer security deposits	(1,850)	(6,365)
Accrued liabilities	322,172	(34,478)

Net cash provided by operating activities	310,717	7,494,307

INVESTING ACTIVITIES:
Capital expenditures	(4,115)	(2,156,327)
Note receivable	—	680,516
Sale of investments	—	3,746,442

Net cash provided by investing activities	(4,115)	2,270,631

FINANCING ACTIVITIES:
Distributions to stockholders	(300,000)	(5,397,722)
Proceeds from long-term debt	—	16,249
Payments of long-term debt	(329)	(4,880,916)

Net cash used in financing activities	(300,329)	(10,262,389)

Net increase (decrease) in cash and cash equivalents	6,273	(497,451)
CASH AND CASH EQUIVALENTS, beginning of period	635,171	1,132,622

CASH AND CASH EQUIVALENTS, end of period	$641,444	$635,171

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$130	$686,808

The accompanying notes are an integral part of these consolidated financial statements.

POINT TELESYSTEMS, INC.

Notes to Financial Statements

December 31, 1997 and January 15, 1998

1. Nature of Business:

    Point Telesystems, Inc. (the Company), a Nevada S corporation, was formed on July 1, 1996 and provides cellular communication services for the Oregon-4 Rural Service Area. The Company operates its cellular services under a license granted by the Federal Communications Commission (FCC). The Company's operations are subject to the applicable rules and regulations of the FCC.

2. Summary of Significant Accounting Policies:

Recently Issued Accounting Pronouncements

    Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," was issued in June 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive earnings and its components in financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 did not materially affect the Company's results of operations or financial position.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

    Cash and cash equivalents are comprised of deposits and highly liquid investments with a remaining maturity of three months or less at the time of purchase. All cash equivalents are recorded at cost, which approximates market.

Inventories

    Inventories consist of cellular telephone equipment, pagers and accessories and are stated at the lower of cost, determined using the specific identification method, or market.

Property and Equipment

    Property and equipment are stated at cost. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized. Gains or losses on disposition of equipment are reflected in operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful lives of the assets.

    Property, plant and equipment consisted of the following as of December 31,

	1997	Useful Lives in Years
Land and buildings	$1,519,051	40
Antennas, equipment and tower	8,730,406	10
Vehicles	88,938	5
Office furniture and equipment	1,077,053	3-5

	11,415,448
Less—Accumulated depreciation	(3,546,955)

	$7,868,493

Long-Lived Assets

    The Company periodically evaluates the value of all long-lived assets to determine if events have occurred that indicate that the remaining estimated useful lives of these assets may warrant revision, or whether the remaining balance may not be recoverable. If asset recovery is in question, the Company uses an estimate of future net cash flows over the remaining useful lives of the long-lived assets to measure recoverability.

Fair Value of Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate that value, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company. The carrying amounts and fair values of the Company's financial instruments at December 31, 1997 approximate market.

Revenue Recognition

    Cellular airtime is recorded as revenue when services are provided. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance or arrears, depending on the customer, and revenue is recognized when the services are provided.

Income Taxes

    The Company is an S corporation and is not a taxpaying entity for federal or state income tax purposes. Therefore, no income tax effects have been recorded in the accompanying financial statements. The Company's income or loss is included in the stockholders' individual returns.

Business and Credit Concentrations

    The Company's cellular customers are geographically located in central Oregon. No single customer accounted for a significant amount of revenues or accounts receivable.

3. Long-term Debt:

    Long-term debt is summarized as follows as of December 31,

1997
Credit facility	$2,493,612
Auto note payable	15,937
Less—Current maturities	(4,166)

Long-term debt	$2,505,383

    On July 1, 1996, the Company entered into a credit facility with US Bank of Washington permitting the Company to borrow up to $15,000,000 through June 30, 1999. Subsequent to June 30, 1999, the maximum allowable outstanding balance decreases quarterly through March 31, 2006, when the maximum outstanding balance is limited to $750,000. The remaining balance is due June 30, 2006. Interest is paid monthly at an annual rate determined by a matrix included in the credit agreement. The rate is based on the ratio of funded debt to cash flow and one of three options chosen at the time of each advance. The interest rate is adjusted 90 days after each fiscal quarter. On December 31, 1997, the interest rate was 7.5%. As of December 31, 1997, the Company was in compliance with all covenants under the credit facility.

    The Company has a $15,608 note payable to US Bank of Oregon collateralized by a vehicle, payable in monthly installments of $460 including interest at 9.50% per annum, due May 5, 2001.

    Maturities for the next five years and thereafter are as follows:

1998	$4,166
1999	4,582
2000	5,037
2001	2,152
2002	—
Thereafter	2,493,612

$2,509,549

4. Commitments and Contingencies:

Legal and Regulatory Matters

    The Company is subject to various legal and regulatory matters arising in the normal course of business. Management does not believe any of these matters will have a significant effect on the Company financial position or results of operations. Accordingly, no provision for any liability that may result from these matters has been made.

Operating Leases

    The Company has entered into various operating leases for cell sites and office space. Most cell sites are on lease from a partnership related by common ownership. At January 15, 1998, future minimum payments for noncancelable operating leases were as follows:

1998	$284,610
1999	288,760
2000	288,760
2001	38,760
2002	38,760
Thereafter	—

$939,650

    Management expects that in the normal course of business, leases will be renewed or replaced by other leases. Cell site leases begin to expire in October 1998. Lease expense was $296,243 and approximately $12,300 for the year ended December 31, 1997 and for the period from January 1, 1998 to January 15, 1998, respectively.

5. 401(k) Retirement Plan:

    The Company sponsors a 401(k) profit-sharing plan. Employees become eligible to participate in the plan after three months of service. An eligible employee may defer up to 15% of compensation. The Company makes a matching contribution of 50% of the deferral, up to 4% of compensation or less. Matching contributions for 1997 were $26,345. In addition, at the Company's discretion, profit-sharing contributions may be made at year-end. A discretionary profit-sharing contribution of $49,458 was made for 1997.

6. Subsequent Event:

    Effective January 16, 1998, the Company consummated the sale of the Company's cellular operations to an unrelated third party. The transaction provided for the transfer of substantially all of the assets and liabilities of the Company to the buyer for a purchase price of approximately $86 million.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated financial statements as of December 31, 1999 and for the year then ended were derived from historical consolidated financial statements of Rural Cellular Corporation ("RCC" or "Rural Cellular") in RCC's 10-K filed on March 29, 2000 and other financial statements included in its S-3 filed on February 7, 2000. Rural Cellular's financial results have been adjusted based on currently available information and assumptions that give effect to the following transactions as if each transaction had occurred as of January 1, 1999:

  •
  RCC's issuance of 2,748,500 shares of Class A common stock with total proceeds of $170.1 million;

  •
  RCC's issuance of 25,000 shares of 11 3/8% senior exchangeable preferred stock with total proceeds of $24.7 million;

  •
  RCC's issuance of 140,000 shares of 12 1/4% junior exchangeable preferred stock with total proceeds of $140.0 million;

  •
  RCC's acquisition of Triton Cellular Partners L.P. for a purchase price of $1.256 billion;

  •
  RCC's issuance of 110,000 shares of Class M convertible voting preferred stock with total proceeds of $110.0 million;

  •
  RCC's issuance of 148,940 shares of Class T convertible preferred stock to Telephone and Data Systems, Inc. in exchange for 43,000 shares of Class A and 105,940 shares of Class B common stock; and

  •
  RCC's new credit facility consisting of $1.2 billion in senior secured debt, which replaced a $300 million credit facility.

    The following unaudited pro forma condensed consolidated financial statements and the related notes are for informational purposes only. The unaudited pro forma condensed consolidated financial data are based on currently available information and assumptions that are believed to be reasonable. The accompanying data do not purport to represent what results of operations would have been if the pro forma transactions had been completed on the date indicated, nor do they purport to indicate RCC's future financial position or results of operations. The "Unaudited Pro Forma Condensed Consolidated Financial Statements" include consolidated financial data both prior to, and after giving effect, to the Triton acquisition.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 1999

(In thousands)

	Rural Cellular Historical	Adjustments for Senior Exchangeable Preferred Stock and Common Stock Offerings		Rural Cellular as Adjusted	Triton Pro Forma(4)	Other Adjustments(5)		Pro Forma as Adjusted
ASSETS
CURRENT ASSETS:
Cash	$1,285	$—		$1,285	$—	$40,000	(6)	$41,285
Accounts receivable, less allowance	17,036	—		17,036	18,397	—		35,433
Inventories	4,419	—		4,419	4,706	—		9,125
Other current assets	633	—		633	1,230	—		1,863

Total current assets	23,373	—		23,373	24,333	40,000		87,706

PROPERTY AND EQUIPMENT, less accumulated depreciation	130,651	—		130,651	89,900	1,700	(7)	222,251

LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization	318,632	—		318,632	467,685	688,785	(8)	1,475,102
Deferred debt issuance costs, less accumulated amortization	11,099	—		11,099	—	15,115	(9)	26,214
Other assets	42,523	—		42,523	—	(35,000	)(10)	7,523

Total licenses and other assets	372,254	—		372,254	467,685	668,900		1,508,839

	$526,278	$—		$526,278	$581,918	$710,600		$1,818,796

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,220	$—		$16,220	$5,464	$—		$21,684
Advance billings and customer deposits	3,271	—		3,271	1,963	—		5,234
Accrued interest	3,683	—		3,683	—	—		3,683
Current portion of long term debt	—	—		—	5,000	(5,000	)(11)	—
Dividends payable	2,102	—		2,102	—	—		2,102
Other accrued expenses	3,984	—		3,984	7,956	—		11,940

Total current liabilities	29,260	—		29,260	20,383	(5,000)		44,643
LONG-TERM DEBT	339,742	(183,961	)(1)	155,781	451,494	585,428	(12)	1,192,703

Total liabilities	369,002	(183,961)		185,041	471,877	580,428		1,237,346

PREFERRED SECURITIES
Senior exchangeable preferred stock	147,849	23,476	(2)	171,325	—	—		171,325
Junior exchangeable preferred stock	—	—		—	—	134,675	(13)	134,675
Class M preferred stock	—	—		—	—	105,538	(14)	105,538
Class T convertible preferred stock	—	—		—	—	7,540	(15)	7,540

Total Preferred Securities	147,849	23,476		171,325	—	247,753		419,078

PARTNERS' EQUITY	—	—		—	110,041	(110,041	)(16)	—
SHAREHOLDERS' EQUITY:
Class A common stock; $.01 par value	81	27	(3)	108	—	(0	)(15)	108
Class B common stock; $.01 par value	10	—		10	—	(1	)(15)	9
Additional paid-in capital	36,916	160,458	(3)	197,374	—	(7,539	)(15)	189,835
Accumulated deficit	(27,580)	—		(27,580)	—	—		(27,580)

Total shareholders' equity	9,427	160,485		169,912	—	(7,540)		162,372

	$526,278	$—		$526,278	$581,918	$710,600		$1,818,796

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AS OF DECEMBER 31, 1999

(In thousands, except per share)

    The following notes are provided for purposes of determining pro forma effects of the transactions described above on the historical consolidated balance sheet of Rural Cellular both prior to, and after giving effect to, the Triton acquisition as of December 31, 1999.

(1)
Represents a reduction in long-term debt from the proceeds of the issuance of senior exchangeable preferred stock and Class A common stock.

Net proceeds from issuance of senior exchangeable preferred stock	$23,476
Net proceeds from issuance of Class A common stock	160,485

Pro forma adjustment	$183,961

(2)
Represents the issuance of 25 shares of senior exchangeable preferred stock.

Gross proceeds from issuance of senior exchangeable preferred stock	$24,722
Less issuance costs	(1,246)

Pro forma adjustment	$23,476

(3)
Represents the issuance of 2,748 shares of Class A common stock at a price of $61 7/8 per share.

Gross proceeds from issuance of Class A common stock	$170,063
Less issuance costs	(9,578)

Pro forma adjustment	$160,485

(4)
Pro forma balance sheet for Triton consists of the following:

	Triton Historical	Adjustments		Triton Pro Forma
Assets
Current assets:
Cash	$—	$—		$—
Accounts receivable, less allowance	21,343	(2,946	)(a)	18,397
Inventories	4,706	—		4,706
Other current assets	1,230	—		1,230

Total current assets	27,279	(2,946)		24,333

Property and equipment, less accumulated depreciation	89,953	(53	)(a)	89,900

Licenses and other assets:
Licenses and other intangible assets	467,685	—		467,685

Total licenses and other assets	467,685	—		467,685

Total assets	$584,917	$(2,999)		$581,918

Liabilities and partners' equity
Current liabilities:
Accounts payable	$5,464	$—		$5,464
Advance billings and customer deposits	1,963	—		1,963
Accrued interest	2,364	(2,364	)(a)	—
Current portion of long term debt	5,000	—		5,000
Due to related parties, net	1,053	(1,053	)(a)	—
Taxes payable	5,582	(5,582	)(b)	—
Other accrued expenses	7,956	—		7,956

Total current liabilities	29,382	(8,999)		20,383
Long-term debt	451,494	—		451,494
Deferred compensation	57,631	(57,631	)(b)	—
Deferred gain on swap transactions	4,345	(4,345	)(b)	—
Deferred income tax	1,546	(1,546	)(b)	—

Total liabilities	544,398	(72,521)		471,877
Partners' equity	40,519	69,522	(c)	110,041

Total liabilities and partners' equity	$584,917	$(2,999)		$581,918

(a)
Reflects the elimination of assets and liabilities not acquired by RCC.

(b)
Represents the elimination of deferred compensation and deferred income tax incurred by Triton but not assumed by RCC.

(c)
Represents adjustments in partners' capital as a result of the elimination of certain assets and liabilities not assumed by RCC.

(5)
Other adjustments include the following for the Triton acquisition:

•
The issuance of 140 shares of the 12 1/4% junior exchangeable preferred stock with total proceeds of $140.0 million;

•
RCC's acquisition of Triton for a purchase price of $1.256 billion;

•
The issuance of 110 shares of Class M preferred stock with total proceeds of $110.0 million;

•
The issuance of 149 shares of Class T convertible preferred stock to Telephone and Data Systems, Inc. and;

•
A new credit facility consisting of $1.2 billion in senior secured debt, which replaced the $300 million current credit facility.

(6)
Represents a $40,000 increase in cash that will be used for general corporate purposes.

(7)
Represents an increase of $1,700 in the net book value of fixed assets based on the preliminary allocation of the Triton purchase price.

(8)
Represents an increase in licenses and intangible assets based on the preliminary allocation of the Triton purchase price.

Licenses	$829,100
Goodwill	228,870
Subscriber lists	98,500

Total valuation of acquired licenses and intangibles	1,156,470
Less current net book value of Triton's licenses and intangibles	(467,685)

Pro forma adjustment	$688,785

(9)
Represents an increase in deferred financing costs as a result of a new credit facility that will replace the existing credit facility.

Deferred financing costs related to new credit facility	$18,135
Less write-off of deferred financing costs related to existing credit facility	(3,020)

Pro forma adjustment	$15,115

(10)
Represents the reclassification of the escrow funds for the Triton acquisition to the various balance sheet accounts.

(11)
Represents the elimination of Triton's current portion of long-term debt not assumed by RCC.

(12)
Represents an increase in long-term debt as the result of a new credit facility that will replace the existing credit facility.

Senior secured revolving credit facility	$142,703
Senior secured term loan A	450,000
Senior secured term loan B	237,500
Senior secured term loan C	237,500
Senior subordinated debt	125,000

Total long term-debt	1,192,703
Elimination of Rural Cellular as adjusted debt	(155,781)
Elimination of Triton pro forma debt	(451,494)

Pro forma adjustment	$585,428

(13)
Represents the issuance of 140 shares of junior exchangeable preferred stock.

Gross proceeds from issuance of junior exchangeable preferred stock	$140,000
Less issuance costs	(5,325)

Pro forma adjustment	$134,675

(14)
Represents the issuance of 110 shares of Class M preferred stock.

Gross proceeds from issuance of Class M preferred stock	$110,000
Less issuance cost	(4,462)

$105,538

(15)
Represents the conversion of 43 Class A and 106 Class B common shares owned by Telephone and Data Systems, Inc. to 149 shares of Class T convertible preferred stock at a price of $50.63, resulting in a total conversion of $7,540.

(16)
Represents the elimination of partners' capital.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

FOR THE YEAR ENDED DECEMBER 31, 1999

(In thousands, except per share data)

	Rural Cellular Historical	Adjustments for Exchangeable Preferred Stock and Common Stock Offerings		Rural Cellular as Adjusted	Triton Pro Forma(4)	Other Adjustments(5)		Pro Forma as Adjusted
REVENUES:
Service	$105,983	$—		$105,983	$86,518	$—		$192,501
Roamer	43,337	—		43,337	53,220	—		96,557
Equipment	7,299	—		7,299	7,338	—		14,637

Total revenues	156,619	—		156,619	147,076	—		303,695

OPERATING EXPENSES:
Network costs	19,427	—		19,427	17,567	—		36,994
Cost of equipment sales	10,951	—		10,951	11,554	—		22,505
Selling, general and administrative	54,753	—		54,753	45,005	—		99,758
Depreciation and amortization	41,277	—		41,277	47,242	12,553	(6)	101,072

Total operating expenses	126,408	—		126,408	121,368	12,553		260,329

OPERATING INCOME	30,211	—		30,211	25,708	(12,553)		43,366

OTHER INCOME (EXPENSE):
Interest expense	(27,116)	15,637	(1)	(11,479)	—	(97,419	)(7)	(108,898)
Interest and dividend income	467	—		467	—	(467	)(8)	—
Minority interest	1,663	—		1,663	—	—		1,663
Other	(338)	—		(338)	—	—		(338)

Other income (expense), net	(25,324)	15,637		(9,687)	—	(97,886)		(107,573)

INCOME (LOSS) BEFORE INCOME TAX AND EXTRAORDINARY ITEM	4,887	15,637		20,524	25,708	(110,439)		(64,207)
INCOME TAX PROVISION	37	—		37	—	(37	)(9)	—

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	4,850	15,637		20,487	25,708	(110,402)		(64,207)

EXTRAORDINARY ITEM	—	—		—	—	(1,000	)(10)	(1,000)

NET INCOME (LOSS)	4,850	15,637		20,487	25,708	(111,402)		(65,207)

PREFERRED STOCK DIVIDEND	(15,912)	(2,874	)(2)	(18,786)	—	(28,392	)(11)	(47,178)

NET LOSS APPLICABLE TO COMMON SHARES	$(11,062)	$12,763		$1,701	$25,708	$(139,794)		$(112,385)

NET INCOME (LOSS) PER BASIC AND DILUTED COMMON SHARE	$(1.22)			$0.14				$(9.65)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	9,047			11,796 (3)				11,647 (3)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999

(In thousands)

    The following notes are provided for purposes of determining pro forma effects of the transactions described above on the historical consolidated statement of operations of Rural Cellular both prior to, and after giving effect to, the Triton acquisition for the year ended December 31, 1999.

(1)
Represents a decrease in interest expense due to the repayment of $184.0 million of indebtedness from the proceeds of the issuance of 2,748 shares of Class A common stock and 25 shares of senior exchangeable preferred stock, net of related issuance costs.

Net proceeds from issuance of senior exchangeable preferred stock	$23,476
Net proceeds from issuance of Class A common stock	160,485

Reduction in long-term debt	$183,961
Interest rate	8.5%

Proforma adjustment	$15,637

(2)
Represents an increase in preferred stock dividends due to the issuance of $25.0 million of senior exchangeable preferred stock.

Senior exchangeable preferred stock dividend	$18,659
Amortization of issuance costs and purchase discount	127
Less historical preferred stock dividend	(15,912)

Pro forma adjustment	$2,874

(3)
The following represents the weighted average number of common shares outstanding after giving effect to the issuance of Class A common stock and the conversion of 43 Class A and 106 Class B common shares owned by Telephone and Data Systems, Inc. to Class T convertible preferred stock.

Rural Cellular historical common shares outstanding	9,047
Issuance of Class A common stock	2,749

Rural Cellular common shares outstanding as adjusted	11,796
Conversion of common stock owned by Telephone and Data Systems, Inc. to Class T convertible preferred stock	(149)

Pro forma common shares outstanding as adjusted	11,647

(4)
Pro forma operating results for Triton include the financial results of the following transaction from January 1, 1999 through the date of acquisition:

•
Acquisition of the Oregon and Washington wireless telephone operations and related assets of BMCT, L.P. on February 1, 1999.

	Triton Historical Year Ended December 31, 1999	BMCT, L.P. One Month Ended January 31, 1999	Adjustments		Triton Pro Forma
Revenues:
Service	$84,509	$2,009	$—		$86,518
Roamer	51,906	1,314	—		53,220
Equipment	7,176	162	—		7,338

Total revenues	143,591	3,485	—		147,076
Operating expenses:
Network costs	17,389	178	—		17,567
Cost of equipment sales	11,268	286	—		11,554
Selling, general and administrative	47,180	1,266	(3,441)	(a)	45,005
Deferred compensation	57,631	3,164	(60,795)	(b)	—
Nonrecurring charges	2,260	1,061	(3,321)	(c)	—
Depreciation and amortization	45,855	1,387	—		47,242

Total operating expenses	181,583	7,342	(67,557)		121,368

Operating income (loss)	(37,992)	(3,857)	67,557		25,708
Other income (expense):
Interest expense	(35,620)	(725)	36,345	(d)	—
Interest income	483	4	(487)	(d)	—
Other income (expense)	—	11	(11)	(d)	—

Other income (expense)	(35,137)	(710)	35,847		—

Income (loss) before income tax	(73,129)	(4,567)	103,404		25,708
Income tax expense (benefit)	(267)	—	267	(d)	—

Net income (loss)	$(73,396)	$(4,567)	$103,671		$25,708

(a)
Represents the elimination of Triton corporate, selling, general, and administrative expenses offset by additional corporate expenses that are expected to be incurred.

(b)
Represents the elimination of deferred compensation expense incurred by Triton and BMCT, L.P.

(c)
Represents the elimination of nonrecurring expenses related to the sale of Triton and BMCT, L.P.

(d)
Reflects the elimination of interest expense, interest income, other income and income tax effects related to assets and liabilities not acquired by RCC.

(5)
Other adjustments include the following for the Triton acquisition:

•
The issuance of 140 shares of 12 1/4% junior exchangeable preferred stock with total proceeds of $140.0 million;

•
RCC's acquisition of Triton for a purchase price of $1.256 billion;

•
The issuance of 149 shares of Class T convertible preferred stock to Telephone and Data Systems, Inc. in exchange for shares of Class A and Class B common stock;

•
The issuance of 110 shares of Class M preferred stock with total proceeds of $110 million; and

•
A new credit facility consisting of $1.2 billion in senior secured debt, which replaced a $300 million credit facility.

(6)
Represents an increase to historical amortization and depreciation expense based on the preliminary allocation of the Triton purchase price and other costs. The fair value for fixed assets represents the net increase in value of fixed assets based on a preliminary valuation.

	Estimated Fair Value	Asset Life	Pro Forma Expense
Licenses	$829,100	40	$20,728
Goodwill	228,870	20	11,443
Subscriber lists	98,500	7	14,071

Total amortization expense			46,242
Triton pro forma amortization expense			(33,878)

Amortization adjustment			12,364
Triton fixed asset valuation adjustment	1,700	9	189

Pro forma adjustment			$12,553

(7)
Represents an increase to interest expense due to additional borrowing under the new credit facility.

	Principal	Interest Rate	Pro Forma Expense
Senior secured revolving credit facility	$142,703	8.63%	$12,315
Senior secured term loan A	450,000	8.63	38,835
Senior secured term loan B	237,500	8.88	21,090
Senior secured term loan C	237,500	9.13	21,684
Senior subordinated notes	125,000	9.63	12,031
Amortization of deferred financing costs			2,943

Pro forma expense			108,898
Rural Cellular as adjusted interest expense			(11,479)

Pro forma adjustment			$97,419

    A change of 1/8% in interest rates would increase or decrease interest expense by $1,491 per annum.

(8)
To eliminate interest income on an adjusted basis, assuming minimal cash balances will be maintained.

(9)
To eliminate tax expense as the combined entity will have a net loss and as a result no tax expense will be recorded.

(10)
Represents the write-off of deferred debt issuance costs due to the early retirement of the $300 million credit facility.

(11)
Represents an increase in preferred stock dividends due to the issuance of $7.5 million of Class T convertible preferred stock, $140.0 million of junior exchangeable preferred stock, and $110.0 million of Class M preferred stock.

Class T convertible preferred stock dividend	$302
Junior exchangeable preferred stock dividend	17,954
Class M preferred stock dividend	8,800
Amortization of preferred stock issuance costs	1,336

Pro forma adjustment	$28,392

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